Exhibit 10.6

The Fifth Amended and Restated Exclusive Purchase Option Agreement

Hangzhou Yunjiazhuang Network Technology Co., Ltd.

Xiaohuang Huang, Hang Chen, Hao Zhu

and

Hangzhou Qunhe Information Technology Co., Ltd.

This Fifth Amended and Restated Exclusive Purchase Option Agreement (hereinafter referred to as the “Agreement”) was executed on April 21, 2021 by and among:

A.

Hangzhou Yunjiazhuang Network Technology Co., Ltd., a limited liability company incorporated and existing in accordance with laws of the People’s Republic of China with its registered office at *** (hereinafter referred to as “Party A”);

B.	Xiaohuang Huang, a *** citizen, ID card No.: ***;

C.	Hang Chen, a *** citizen, ID card No.: ***;

D.	Hao Zhu, a *** citizen, ID card No. *** (with Xiaohuang Huang and Hang Chen hereinafter collectively referred to as “Party B” or “Pledgor”);

E.

Hangzhou Qunhe Information Technology Co., Ltd., a limited liability company incorporated and existing in accordance with laws of the People’s Republic of China with its registered office at *** (hereinafter referred to as “Party C”)

Each of Party A, Party B and Party C shall be hereinafter collectively referred to as the “Parties” and individually a “Party”.

WHEREAS

1.

Party A, Xiaohuang Huang, Hang Chen, Hao Zhu and Party C executed the Exclusive Purchase Option Agreement on December 13, 2013; Party A, Xiaohuang Huang, Hang Chen, Hao Zhu, Jiwei Enterprise Management Consulting (Shanghai) Co., Ltd. (hereinafter referred to as “Jiwei”) and Party C executed the Amended and Restated Exclusive Purchase Option Agreement on December 29, 2016; Party A, Xiaohuang Huang, Hang Chen, Hao Zhu, Jiwei, Lasa Economic and Technological Development Zone Shunying Investment Co., Ltd. (hereinafter referred to as “Shunwei”) and Party C executed the Second Amended and Restated Exclusive Purchase Option Agreement on January 26, 2018; Party A, Xiaohuang Huang, Hang Chen, Hao Zhu, Jiwei, Shunwei, Shenzhen Zhongqi Haoze Enterprise Management Consulting Co., Ltd. (hereinafter referred to as “Hillhouse”) and Party C executed the Third Amended and Restated Exclusive Purchase Option Agreement on August 12m 2019; and Party A, Xiaohuang Huang, Hang Chen, Hao Zhu, Jifeng Enterprise Management Consulting (Shanghai) Co., Ltd. (hereinafter referred to as “Jifeng”), Shunwei, Hillhouse and Party C executed the Fourth Amended and Restated Exclusive Purchase Option Agreement on September 25, 2020 (hereinafter collectively referred to as “Original Exclusive Purchase Option Agreements”). Changes are made to equities in Party C, and the Parties intend to execute this Agreement that shall supersede Original Exclusive Purchase Option Agreements.

2.

Party A, Xiaohuang Huang, Hang Chen, Hao Zhu, Jifeng, Shunwei, Hillhouse and Party C executed a termination agreement on April 21, 2021 in respect of the Fourth Amended and Restated Exclusive Purchase Option Agreement.

3.	Party B owns 100% of equities in Party C, composed of 50.0000% held by Xiaohuang Huang, 39.1814% by Hang Chen and 10.8185% by Hao Zhu.

4.

Party A and Party C executed the Exclusive Technology Development, Consultation and Technical Service Agreement on December 13, 2013, Amendment to Exclusive Technology Development, Consultation and Technical Service Agreement on August 22, 2014 and the Second Amendment to Exclusive Technology Development, Consultation and Technical Service Agreement on December 29, 2016 (hereinafter referred to as “Exclusive Technology Development, Consultation and Technical Service Agreement”).

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5.

Party A, Xiaohuang Huang, Hang Chen, Hao Zhu and Party C executed the Equity Pledge Agreement on December 13, 2013; Party A, Xiaohuang Huang, Hang Chen, Hao Zhu, Jiwei and Party C executed the Amended and Restated Equity Pledge Agreement on December 29, 2016; Party A, Xiaohuang Huang, Hang Chen, Hao Zhu, Jiwei, Shunwei and Party C executed the Second Amended and Restated Equity Pledge Agreement on January 26, 2018; Party A, Xiaohuang Huang, Hang Chen, Hao Zhu, Jiwei, Shunwei, Hillhouse and Party C executed the Third Amended and Restated Equity Pledge Agreement on August 12, 2019; and Party A, Xiaohuang Huang, Hang Chen, Hao Zhu, Jifeng, Shunwei, Hillhouse and Party C executed the Fourth Amended and Restated Equity Pledge Agreement on September 25, 2020 (collectively “Original Equity Pledge Agreements”). Party A, Xiaohuang Huang, Hang Chen, Hao Zhu and Party C executed the Fifth Amended and Restated Equity Pledge Agreement on April 21, 2021 that shall supersede Original Equity Pledge Agreements (as amended, supplemented or restated from time to time, “Equity Pledge Agreement”).

The Parties reach the following agreement on exclusive option through friendly negotiation. NOW THEREFORE, the Parties intending to be bound hereby enter into this Agreement so as to determine their rights and obligations.

I. Purchase and Sale of Equity

1.	Grant of Options

(a)

To the extent permitted by laws of China, Party B hereby irrevocably grants Party A an exclusive and irrevocable right to purchase or designate one or more persons (“Designee/Designees”) to purchase from Party B all or part of equities held by Party B in Party C at the price prescribed in Paragraph 3, Article 1 herein at any time and by such exercise as Party A determine at its discretion (“Equity Option”). No third person other than Party A and the Designee(s) shall be granted the Equity Option. Party C hereby agrees that Party B shall grant Party A the Equity Option.

(b)	The reference to “Person” herein shall include individual, company, association, partnership, corporation, trust or non-corporate organization.

2.	Exercise of Option

Party A shall exercise its Equity Option subject to provisions of applicable laws and regulations in China. Whenever Party A intends to exercise its Equity Option, it shall give a written notice to Party B (“Equity Option Exercise Notice”), which shall state:

(a)	Party A’s decision on exercise of the option;

(b)	Number of equities Party A intends to purchase from Party B (“Purchased Equity”);

(c)	Date of purchase/transfer of equity.

3.	Equity Purchase Price

Unless required to be assessed by laws of China at the time of exercise of option by Party A, the purchase price of the purchased equity (“Equity Purchase Price”) shall be RMB100 or the minimum price to the extent permitted by laws and regulations of China; provided, however, that if Party A and Party B otherwise reach an agreement, that agreement shall prevail.

4.	Transfer of Purchased Equity

Whenever Party A exercises the Equity Option,

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(a)	Party B shall cause Party C to convene a shareholders’ meeting immediately at which the resolution that Party B transfers to Party A and/or the Designee(s) Purchased Equity shall be passed;

(b)	Party B shall work with Party A (or Designee(s) as appropriate) on execution of the Equity Transfer Agreement in accordance with provisions of this Agreement and Equity Option Exercise Notice;

(c)

related parties shall sign any other necessary contracts, agreements or documents, obtain any required approvals and consents from the government, and take any necessary acts to transfer the valid ownership of the Purchased Equity to Party A and/or Designee(s) without attaching any security interest, and cause Party A and/or Designee(s) to be a registered owner of the Purchased Equity.

(d)

for the purpose of this clause and this Agreement, any reference to “Security Interest” shall include security, mortgage, third party’s right or interest, any options, right to buy, preemptive right, right of set-off, retention of ownership or other security arrangements, but for the purpose of clarity, not include any security interests arising hereunder or under Equity Pledge Agreement, that is, Party B pledges all of its equities in Party C to Party A according to Equity Pledge Agreement in order to guarantee the performance of obligations under Exclusive Technology Development, Consultation and Technical Service Agreement by Party C.

II. Undertakings as to the Equity

1.	Party C hereby undertakes that:

(a)

it shall not supplement, modify or amend in any way the articles of association of Party C, or increase, reduce, or otherwise change the structure of registered capital, without prior written consent of Party A or Manycore Tech Inc., the offshore ultimate controlling company of Party A (“Party A’s Parent Company”);

(b)	it shall keep its company exist, and conduct business and handle any affairs in an prudent and effective way pursuant to good financial and business practices;

(c)

it shall not sell, transfer, mortgage or otherwise dispose of any assets, businesses, incomes or other legal interests of Party C, or allow to create any other security interests over them after the date of execution hereof without prior written consent of Party A or Party A’s Parent Company;

(d)	it shall not incur, inherit, guarantee or allow any debts without prior written consent of Party A or Party A’s Parent Company, except for:

(i)	debts accrued in the ordinary and usual course of business other than through borrowing; and

(ii)	debts disclosed to and approved by Party A in writing.

(e)	it shall conduct all its businesses in the ordinary course and maintain the value of its assets without any acts/omissions that would have impact on its operating status and value of assets;

(f)

it shall not enter into or terminate any material contract out of its ordinary course of business without prior written consent of Party A or Party A’s Parent Company; the said material contract refers to any contract with contract value more than RMB50,000 (fifty thousand);

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(g)	it shall not grant any persons any loans or credit without prior written consent of Party A or Party A’s Parent Company;

(h)	at the request of Party A, it shall provide all materials regarding its operating and financial status;

(i)

it shall purchase and maintain an insurance provided by an insurance company accepted by Party A, and the amount covered and type of such insurance shall be the same as those of insurances any company conducting similar business and possessing similar properties or assets in the same region generally purchase and maintain;

(j)	it shall not merge or consolidate with, acquire or invest in, any other persons without prior written consent of Party A or Party A’s Parent Company;

(k)	it shall promptly notify Party A of any actual or threatened lawsuit, arbitration or administrative proceeding with regard to Party C’s assets, businesses and incomes;

(l)

it shall maintain its ownership to all of its assets, execute all necessary or appropriate documents, take all necessary or appropriate acts, and make all necessary or appropriate claims, or make necessary or appropriate defense against all claims;

(m)

it shall not distribute dividends to its shareholders in any way without prior written consent of Party A or Party A’s Parent Company, but shall distribute all available profits to respective shareholders of Party A or Party A’s Parent Company at the request of Party A; and

(n)	at the request of Party A, it shall appoint any person designated by Party A as director of Party C.

2.	Party B hereby undertakes that:

(a)

it shall not sell, transfer, mortgage or otherwise dispose of any equity interests, or allow to create any other security interests over them after the date of execution hereof without prior written consent of Party A or Party A’s Parent Company, except for encumbrance created over its equities according to Equity Pledge Agreement;

(b)

it shall not cause a shareholders’ meeting of Party C to approve of selling, transferring, mortgaging or otherwise disposing of any equity interests, or allow to create any other security interests over them without prior written consent of Party A or Party A’s Parent Company, unless it encumbers its equities according to Equity Pledge Agreement;

(c)

it shall not cause a shareholders’ meeting of Party C to approve of Party C’s merge or consolidation with, acquisition or investment in any other persons without prior written consent of Party A or Party A’s Parent Company;

(d)	it shall promptly notify Party A of any actual or threatened lawsuit, arbitration or administrative proceeding with reagrd to equities it holds;

(e)	it shall cause a shareholders’ meeting of Party C to vote in favor of the transfer of Purchased Equity contemplated hereunder;

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(f)

it shall maintain its ownership to all of its assets, execute all necessary or appropriate documents, take all necessary or appropriate acts, and/or make all necessary or appropriate claims, or make necessary or appropriate defense against all claims;

(g)	at the request of Party A, it shall appoint any person designated by Party A as director of Party C;

(h)

it shall transfer its equities to Party A or a representative designated by Party A at any time and on an unconditional basis whenever Party A requires, and shall waive any preemptive right it is entitled to in transfer of such equities by other members; and

(i)

it shall comply with provisions of this Agreement or any other agreements executed by Party A, Party A’s Parent Company, Party B and Party C, whether jointly or individually, and perform its obligations thereunder without any acts/omissions that would have impact on the validity and enforceability thereof.

3.	Party B and Party C shall not revoke their undertakings above, unless they are jointly and severally liable for obligations hereunder.

III. Asset Option

1.	Definition

“Assets” refer to all assets of Party C, including but not limited to fixed assets, existing assets, intellectual properties and interests under all agreements Party C has executed. Intellectual properties include but are not limited to patents, patent applications, trademarks, trademark applications, tradenames, copyrights, trade secrets, inventions, know-how, designs, slogans, marks, website designs, layouts and domain names Party C has and will create, own, be entitled to.

2.	Grant of Options

To the extent permitted by laws of China, Party B and Party C hereby irrevocably grants Party A an exclusive right to purchase or allow its Designee(s) to purchase from Party C all or part of assets held by Party C at the price prescribed in Paragraph 4, Article 3 herein at any time and by such exercise as Party A determine at its discretion (“Asset Option”). Party B further agrees that Party C may grant Party A the Asset Option.

3.	Exercise of Option

(a)

Party A shall exercise its Asset Option subject to provisions of applicable laws and regulations in China. Whenever Party A intends to exercise its Asset Option, it shall give a written notice to Party B (“Asset Option Exercise Notice”), which shall state:

(i)	Party A’s decision on exercise of the option;

(ii)	Assets Party A intends to purchase from Party C (“Purchased Asset”);

(iii)	Date of purchase.

(b)	After Asset Option Exercise Notice is given, at each exercise of Asset Option by Party A, Party C shall perform and Party B shall push Party C to perform the following:

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(i)	signing an asset transfer agreement for the Purchased Asset pursuant to this Agreement and specific provisions sated in each Asset Option Exercise Notice; and

(ii)

signing any other necessary contracts, agreements or documents, obtaining any required approvals and consents from the government, and taking any necessary acts to transfer the valid ownership of the Purchased Asset to Party A and/or Designee(s) without attaching any security interests, and, completing any registration and filing required by applicable laws and regulations of China to cause Party A and/or Designee(s) to be a registered owner of the Purchased Asset.

4.	Asset Purchase Price

Unless otherwise provided by laws, the purchase price of Purchased Asset (“Asset Purchase Price”) shall be RMB100 or the minimum price to the extent permitted by laws and regulations of China; provided, however, that if Party A and Party C otherwise reach an agreement, that agreement shall prevail. Any taxes arising from transfer of the Purchased Asset shall be at Party C’s costs.

IV. Representations and Warranties of Party B and Party C

Party B and Party C hereby jointly and severally represents and warrants that, at the execution date of this Agreement and each transfer date:

1.

they have any power and right to execute and deliver this Agreement and any equity transfer agreement that Party B and Party C execute as parties for each transfer of Purchased Equity according to this Agreement (each “Transfer Agreement”), and to perform their obligations hereunder and under any Transfer Agreement. This Agreement and each Transfer Agreement Party B and Party C execute as parties shall constitute legal, valid and binding obligations upon Party B and Party C and be enforceable according to terms of this Agreement or each Transfer Agreement;

2.	execution and delivery of this Agreement or any Transfer Agreement, and performance of obligations hereunder or thereunder shall not:

(a)	result in any violation of applicable laws of China;

(b)	contravene the articles of association or other organizational documents of Party C;

(c)	result in breach of any contract or document they execute as parties to or binding upon them, or constitue breach under any contract or document they execute as parties to or binding upon them;

(d)	result in violation of license or authorization granted to them and/or any terms and conditions survive the termination of such license or authorization; or

(e)	result in suspension or termination of or additional terms and conditions included in any license or authorization granted to them.

3.

Party B has ownership of its equities by operation of laws. Party B has never created any security interests over the said equities except for encumbrance created over its equities according to Equity Pledge Agreement;

4.	Party C has no unpaid debts, except for:

(a)	debts incurred in its ordinary course of business, and

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(b)	debts disclosed to and approved by Party A in writing.

5.	Party C complies and will comply any and all applicable laws and regulations;

6.	there are no lawsuits, arbitrations or administrative proceedings that are underway, pending or threatened and in connection with Party C or with equities or assets of Party C.

V. Effective Date and Term

This Agreement shall be effective as of the last signature of the Parties and remain valid for ten (10) years and may be extended for another ten (10) years at Party A’s option.

VI. Governing Law and Dispute Resolution

1.	Governing Law

The conclusion, validity, construction and performance hereof and resolution of dispute hereunder shall be governed by laws of China.

2.	Resolution of Dispute

Any dispute arising from interpretation and performance of this Agreement shall be firstly resolved by the Parties through friendly negotiation. If any Party has given other Parties a written notice for resolution of any dispute through negotiation, but they fail to resolve the dispute within thirty (30) days thereafter, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for decision according to the arbitration rules for the time being. Arbitration place shall be Beijing. The arbitration award shall be final and binding upon the Parties.

VII. Taxes and Fees

Each Party shall bear any and all taxes and fees arising from or levied or charged due to preparation and execution of this Agreement and each Transfer Agreement and completion of transactions contemplated under this Agreement and each Atransfer Agreement according to laws of China.

VIII. Notice

Unless there is a written notice to alter the addresses below, the notices hereunder shall be delivered to the following addresses by hand or via registered mail. Notice shall be deemed to have been served on the date of receipt stated on the return receipt if sent by a registered mail; or on the date of sending if by hand:

Party A: Hangzhou Yunjiazhuang Network Technology Co., Ltd.

Address: ***

Tel.: ***

Atten.: Xiaohuang Huang

Party B: Xiaohuang Huang

Address: ***

Tel.: ***

Party B: Hang Chen

Address: ***

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Tel.: ***

Party B: Hao Zhu

Address: ***

Tel.: ***

Party C: Hangzhou Qunhe Information Technology Co., Ltd.

Address: ***

Tel.: ***

Atten.: Xiaohuang Huang

IX. Confidentiality

1.

The Parties acknowledge and confirm that any materials provided or received under this Agreement, whether oral or written, shall be confidential. The Parties shall keep all such materials confidential and shall not disclose them to any third party without written consents of other Parties, unless:

(a)	such materials are or will be available in the public domain (but not due to disclosure by any receiving party without prior consent of disclosing party);

(b)	any applicable laws or regulations require to disclose such materials; or

(c)

any Party is required to disclose such materials to its legal or financial advisor in respect of the transactions contemplated hereunder, provided, however, that such legal or financial advisor shall be bound by the confidentiality obligations which are similar to those set out in this Article.

2.

Disclosure of confidential information by employees of or organizations used by any Party shall deemed disclosure by that Party, in which case that Party shall assume any liability hereunder. This Article shall survive the termination for any reason of this Agreement.

X. Further Assurance

The Parties agree that they shall promptly execute any reasonably necessary or beneficial documents, and take any reasonably necessary or beneficial acts, for fulfillment of any provisions and purpose herein.

XI. Termination, Liability for Breach and Indemnity

1.

Where any Party to this Agreement violates its obligations hereunder (“Defaulting Party”), other Parties (“Non-defaulting Party”) may issue a written notice to Defaulting Party for remedy of default. Defaulting Party shall cease its default within thirty (30) days upon receipt of the said notice, and compensate for any and all losses caused to Non-defaulting Party. If Defaulting Party fails to remedy its default within such thirty-day period, any Non-defaulting Party shall be entitled to terminate this Agreement unilaterally, and to request compensation from Defaulting Party for the losses it has suffered from.

2.

Any waiver or release by Non-defaulting Party of any breach by Defaulting Party, or delay by Non-defaulting Party in exercising its rights under any law or this Agreement, shall not constitute a general waiver by Non-defaulting Party of such rights.

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3.

Party B and Party C shall indemnify, defend and hold harmless Party A, any of its officers, managers, directors, members, representatives, agents and employees (“Indemnified Party”) from and against any claims, damages, liabilities, expenses and fees, including but not limited to any reasonable attorney’s fees arising from any lawsuit or proceedings between Indemnifying Party and Indemnified Party, or Indemnified Party and any third party due to (i) Party B’s or Party C’s breach of any statutory or agreed warranties, representations or other arrangements hereunder, or (ii) a dispute raised or an action taken by a third party in respect of the Purchased Equity prior to transfer of the same, provided that such liabilities are not caused by negligence or willful misconduct of Indemnified Party.

XII. Miscellaneous

1.	Amendment, Modification and Supplement

No amendment, modification or supplement to this Agreement shall be effective unless made in writing and signed and sealed by the Parties.

2.	Compliance with Laws and Regulations

The Parties shall comply with and cause their business to be consistent with all laws and regulations duly promulgated and published in China.

3.	Entire Agreement

In addition to any written amendments, supplements or modifications hereto made after execution hereof, this Agreement shall constitute the entire agreement between the Parties in respect of the subject matter hereof, and shall supersede any previous oral or written negotiations, representations and contracts made for the same subject matter (including Original Exclusive Purchase Option Agreements).

4.	Headings

Headings contained in this Agreement are for convenience only and shall not be used to construe, explain or otherwise affect the meaning of the Article it is followed by.

5.	Language

The original of this Agreement shall be made in Chinese. This Agreement may be made in one or several counterparts, each of which shall have the same legal effect.

6.	Severability

If one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect according to any laws or regulations, validity, legitimacy or enforceability of all other provisions of this Agreement shall in no way be affected, impaired or invalidated thereby. The Parties shall then negotiate in good faith and use all reasonable endeavors to replace to replace the invalid, illegal or unenforceable provision(s) by a valid and enforceable substitute provision the economic effect of which is as close as possible to the intended economic effect of the invalid illegal or unenforceable provision.

7.	Successor

This Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

8.	Survival

(a)	Any obligations arising from this Agreement or becoming due hereunder prior to expiry or early termination of this Agreement shall survive such expiry or early termination.

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(b)	Article 6, 9, 11 and Paragraph 8 under Article 12 shall survive the termination hereof.

9.	Waiver

Any waiver by any Party of terms and conditions hereof shall be made in writing and signed by the Parties. Any waiver by any Party made in certain case or to breach by any other Parties shall not constitute a general waiver by such Party of any similar breach of breach by any other Parties in other cases.

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This is the signature page

Hangzhou Yunjiazhuang Network Technology Co., Ltd. (Official Seal)

/s/Hangzhou Yunjiazhuang Network Technology Co., Ltd.

Signature: /s/Xiaohuang Huang

Name: Xiaohuang Huang

Title: Legal Representative

Xiaohuang Huang

Signature: /s/Xiaohuang Huang

Hang Chen

Signature: /s/Hang Chen

Hao Zhu

Signature: /s/Hao Zhu

Hangzhou Qunhe Information Technology Co., Ltd.

Signature Page of the Fifth Amended and Restated Exclusive Purchase Option Agreement

This is the signature page

Hangzhou Qunhe Information Technology Co., Ltd. (Official Seal)

/s/Hangzhou Qunhe Information Technology Co., Ltd.

Signature: /s/Xiaohuang Huang

Name: Xiaohuang Huang

Title: Legal Representative

Hangzhou Qunhe Information Technology Co., Ltd.

Signature Page of the Fifth Amended and Restated Exclusive Purchase Option Agreement